UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

   0-50481      56-1953785
(Commission File Number)   (IRS Employer Identification No.)

23811 Inverness Place
Laguna Niguel, California 92677
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As a result of the decision by Aeolus Pharmaceuticals, Inc. (“Aeolus” or the “Company”) to change its strategic direction to focus on the clinical development of AEOL 10150 as a protector of healthy normal cells in radiation therapy, Aeolus determined that it no longer requires the services of Richard P. Burgoon, Jr., Aeolus’ former Chief Executive Officer. Mr. Burgoon’s employment and Employment Agreement (the “Employment Agreement”) with the Company were terminated effective November 30, 2006. The Employment Agreement provided for an annual salary of $200,000, a quarterly bonus of $37,707 which was used exclusively to exercise 20,833 of Mr. Burgoon’s stock options each quarter, and participation in the Company’s medical, dental and life insurance benefit plans.

(e) On December 6, 2006, Aeolus entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Burgoon. Pursuant to the terms of the Separation Agreement, provided that Mr. Burgoon does not revoke the Separation Agreement before December 14, 2006, Aeolus will make Mr. Burgoon a lump sum payment of $50,000 (less applicable taxes and withholding) and provide Mr. Burgoon with healthcare coverage through the earlier of June 30, 2007 or the date on which Mr. Burgoon obtains full-time employment. In addition, Mr. Burgoon will receive a lump sum payment of $37,707 to be used exclusively to exercise an aggregate of 20,883 shares subject to his outstanding stock option and will be entitled to an additional lump sum payment of $150,834 to be used exclusively to exercise his remaining stock options to purchase an aggregate of 83,336 shares of common stock in the event that Aeolus’s Board of Directors and stockholders approve a merger agreement with a specified third party by December 6, 2007. In addition, 145,831 shares of Aeolus common stock which have been held in trust by the Company on Mr. Burgoon’s behalf have been released to Mr. Burgoon. Under the Separation Agreement, Mr. Burgoon has provided a general release of claims against Aeolus.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit #	Description
10.1	Separation Agreement between Aeolus Pharmaceuticals, Inc. and Richard P. Burgoon, Jr. dated December 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date: December 7, 2006
/s/ Michael P. McManus___________________
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary